EXHIBIT 99.3

December 4, 2002 – FORT WORTH, TX. – AZZ incorporated (NYSE:AZZ), a manufacturer of electrical products and a provider of galvanizing services, today announced that the Company’s Board of Directors elected current director Dr. H. Kirk Downey to the position of Non-Executive Chairman, succeeding Mr. L. C. Martin. Mr. Martin, who previously served as Chairman, continues as a Director.

Dr. Downey first joined the Board of Directors of AZZ incorporated in 1992. Currently an Independent Business Consultant, he was associated with Texas Christian University until 2000. While with TCU he held a number of positions, including Professor of Management and Dean of the M. J. Neeley School of Business. Dr. Downey also serves on the Board of Trustees of LKCM Funds, a publicly held family of mutual funds.

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distribution, as well as a leading provider of hot dip galvanizing services to the steel fabrication market nationwide.